Exhibit 15.2

Office:+852 2801 6066

Mobile:+852 9718 8740

Email:rthorp@tta.lawyer

NaaS Technology Inc.(the “Company”)

Newlink Center, Area G,

Building 7, Huitong Times Square,

No.1 Yaojiayuan South Road,

Chaoyang District,

Beijing, China

9 July 2025

Dear Sirs

NaaS Technology Inc.

We have acted as legal advisers as to the laws of the Cayman Islands to NaaS Technology Inc., a Cayman Islands exempted company incorporated with limited liability (the “Company”), in connection with the filing by the Company with the United States Securities and Exchange Commission of an annual report on Form 20-F for the year ended 31 December 2024 (the “Registration Statement”).

We hereby consent to the reference of our name under the heading “Item 8. Additional Information — E. Taxation—Cayman Islands Taxation” in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement, and further consent to all references to us in the Registration Statement and any amendments thereto.

Yours faithfully

/s/ TRAVERS THORP ALBERGA

TRAVERS THORP ALBERGA